                                                                      EXHIBIT 20

Chase Bank, Trustee                    Determination Date       02 May-01
Manufactured Housing Contracts         Remittance Date:         07 May-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A             For the Period Ended     25 Apr-01
                                       Lock-out Date:              Mar-06

Information for Clauses (a) through (s), Section 7.01 -

                                                                  Class I A-1      Class I A-2      Class I A-3    Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                5,493,948.50      388,110.00       315,426.67      493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                   429,070.14
      (b) Partial Prepayments Received                              601,474.37
      (c) Principal Payments in Full (Scheduled Balance)          4,117,575.09
      (d) Liquidated Contract Scheduled Balance                           0.00
      (e) Section 3.05 Purchase Scheduled Balance                         0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)          0.00
                                                                 -------------   -------------    -------------   -------------
 Total Principal Distribution                                     5,148,119.60            0.00             0.00            0.00

 (c)  Interest Distribution                                         345,828.90      388,110.00       315,426.67      493,758.60
      Unpaid Interest Shortfall                                           0.00            0.00             0.00            0.00
                                                                 -------------   -------------    -------------   -------------
 Total Interest Distribution                                        345,828.90      388,110.00       315,426.67      493,758.60

 (d)  Beginning Class I A and Class I B Principal Balance        73,126,815.10   76,100,000.00    57,700,000.00   81,895,000.00
      Less: Principal Distribution                                5,148,119.60            0.00             0.00            0.00
                                                                 -------------   -------------    -------------   -------------
      Remaining Class A and Class B Principal Balance            67,978,695.50   76,100,000.00    57,700,000.00   81,895,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                         361,641.08        (H)          Pool Factor
      Section 8.06 Reimbursement Amount                                   0.00     Class I A-1       0.85400371
      Section 6.02 Reimbursement Amount                                   0.00     Class I A-2       1.00000000
      Reimburseable Fees                                                  0.00     Class I A-3       1.00000000
                                                                 -------------     Class I A-4       1.00000000
 Total Fees Due Servicer                                            361,641.08     Class I A-5       1.00000000
                                                                                   Class I M-1       1.00000000
                                                                                   Class I B-1       1.00000000
                                                                                   Class I B-2       1.00000000

Information for Clauses (a) through (s), Section 7.01 -

                                                                     Class I A-5    Class I M-1     Class I B-1     Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                     93,881.12       91,241.70       96,664.33     114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                   -------------   -------------   -------------   -------------
 Total Principal Distribution                                               0.00            0.00            0.00            0.00

 (c)  Interest Distribution                                            93,881.12       91,241.70       96,664.33      114,483.25
      Unpaid Interest Shortfall                                             0.00            0.00            0.00            0.00
                                                                   -------------   -------------   -------------   -------------
 Total Interest Distribution                                           93,881.12       91,241.70       96,664.33      114,483.25

 (d)  Beginning Class I A and Class I B Principal Balance          15,031,000.00   14,146,000.00   14,146,000.00   15,030,623.00
      Less: Principal Distribution                                          0.00            0.00            0.00            0.00
                                                                   -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance              15,031,000.00   14,146,000.00   14,146,000.00   15,030,623.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance         Rate
      Section 8.06 Reimbursement Amount                            79,600,000.00          5.6750%
      Section 6.02 Reimbursement Amount                            76,100,000.00          6.1200%
      Reimburseable Fees                                           57,700,000.00          6.5600%
                                                                   81,895,000.00          7.2350%
 Total Fees Due Servicer                                           15,031,000.00          7.4950%
                                                                   14,146,000.00          7.7400%
                                                                   14,146,000.00          8.2000%
                                                                   15,030,623.00          9.1400%
Information for Clauses (a) through (s), Section 7.01 -
 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                      1,939,394.57
 (c)  Interest Distribution                                           2,859,093.03
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                             When
 (d)  Beginning Class I A and Class I B Principal Balance                                      342,027,318.50
      Less: Principal Distribution                                    5,148,119.60           is less than
                                                                                               353,648,623.00
      Remaining Class A and Class B Principal Balance                                                    0.10
                                                                                                35,364,862.30
 (e)  Fees Due Servicer                                                                      We can prepay
      Monthly Servicing Fee                                                            Rate
      Section 8.06 Reimbursement Amount                                  Class A-1   5.675%     73,126,815.10   4,149,947
      Section 6.02 Reimbursement Amount                                  Class A-2   6.120%     76,100,000.00   4,657,320
      Reimburseable Fees                                                 Class A-3   6.560%     57,700,000.00   3,785,120
                                                                         Class A-4   7.235%     81,895,000.00   5,925,103
 Total Fees Due Servicer                                                 Class A-5   7.495%     15,031,000.00   1,126,573
                                                                         Class A-6   7.740%     14,146,000.00   1,094,900
                                                                         Class B-1   8.200%     14,146,000.00   1,159,972
                                                                         Class B-2   9.140%     15,030,623.00   1,373,799

                                                                                               347,175,438.10   23,272,73  6.70%

Chase Bank, Trustee                    Determination Date       02 May-01
Manufactured Housing Contracts         Remittance Date:         07 May-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A             For the Period Ended     25 Apr-01
                                       Lock-out Date:              Mar-06

                                                                                   Delinquency as                          Unpaid
                                                   No. of      Unpaid Principal     of Calendar              No. of       Principal
 (f)  Delinquency as of the Due Period            Contracts        Balance          Month End              Contracts       Balance
      31-59 Days Delinquent                           163          6,463,165     31-59 Days Delinquent        75          2,414,823
      60-89 Days Delinquent                            28          1,172,224     60-89 Days Delinquent        28          1,201,479
        90+ Days Delinquent                            25          1,490,132     90+ Days Delinquent          24          1,466,996

      3-Month Avg Thirty-day Delinquency Ratio 2.16%                             3-Month Avg Thirty-Day
                                                                                   Delinquency Ratio                           1.40%
      3-Month Avg Sixty-day Delinqency Ratio   0.55%                             3-Month Avg Sixty-Day
                                                                                   Delinquency Ratio                           0.54%
 (g)  Section 3.05 Repurchases                                          0.00

 (i)  Class R Distribution Amount                                 919,698.46         Acquisition Loss Amount
      Reposession Profits                                               0.00
                                                                                 Current Month Acquisition Loss Amount            0
 (j)  Principal Balance of Contracts in Repossession              587,038.79     Cumulative Acquisition Loss Amount               0

 (k)  Aggregate Net Liquidation Losses                                  0.00

 (l)  (x) Class B-2 Formula Distribution Amount                   114,483.25
      (y) Remaining Amount Available                            1,034,181.71
                                                              --------------
      Amount of (X) Over (Y)                                            0.00

 (m)  Class B-2 Liquidation Loss Amount                                 0.00

 (n)  Guarantee Payment                                                 0.00

 (o)  Unadvanced Shortfalls                                             0.00

                                                       No.     $
 (p)  Units Repossessed                                  7        415,111.33

 (q)  Principal Prepayments Paid                                4,719,049.46

 (r)  Scheduled Principal Payments                                429,070.14

 (s)  Weighted Average Interest Rate                                   11.30%


Chase Bank, Trustee                    Determination Date       02 May-01
Manufactured Housing Contracts         Remittance Date:         07 May-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A             For the Period Ended     25 Apr-01
                                       Lock-out Date:              Mar-06


                 Computation of Available Distribution Amount

(i)   Certificate Account Balance At Monthly Cutoff-Vanderbilt      8,296,711.67
      Certificate Account Balance At Monthly Cutoff-SubServicer-21st  319,538.44

(ii)  Monthly Advance made                                                  0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                  23,002.73
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st             1,088.89
(v)   Principal due Holders                                                 0.00
Less:
(i)   Scheduled Payments of Principal and Interest
      due Subsequent to the Due Period-Vanderbilt                     255,477.46
(i)   Scheduled Payments of Principal and Interest
      due Subsequent to the Due Period-SubServicer-21st                16,010.56


(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                  0.00
   (iii) Monthly Servicing Fee                                        361,641.08
   (iv)  Reimburseable Liquidation Expenses                                 0.00
   (v)   Section 6.04 (c) reimbursement                                     0.00
   (vi)  Section 8.06 reimbursement                                         0.00
   (vii) Amounts not required to be deposited-SubServicer-21st              0.00

Total Due Servicer                                                    361,641.08

Available Distriubution Amount-Vanderbilt                           7,702,595.86
Available Distriubution Amount-SubServicer-21st                       304,616.77

To Class A and B                                                    7,087,514.17

Monthly Excess Cashflow                                               919,698.46

Weighted Average Remaining Term (months)                                  252.00

      Scheduled Balance Computation

      Prior Month Balance                                         347,175,438.10


      Current Balance                          342,059,191.19
                  Adv Principal                     49,386.19
                  Del Principal                     81,258.88
      Pool Scheduled Balance                                      342,027,318.50


      Principal Payments in Full                 4,117,575.09
      Partial Prepayments                          601,474.37

      Scheduled Principal                          429,070.14

      Collateral Balance                                          342,059,191.19
